EXHIBIT 4.6




              AMENDMENT NO. 3 TO THE REGISTRATION RIGHTS AGREEMENT
              ----------------------------------------------------

         THIS AMENDMENT NO. 3 to the Amended and Restated Registration Rights Agreement (dated August 25, 1993), as amended to date, is entered into as of the Effective Date (as defined below) between Brunswick Technologies, Inc. (the "Company") and each of the stockholders of the Company, as listed herein below (the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders and the Company entered into the Amended and Restated Registration Rights Agreement as of August 25, 1993 (the "Agreement"); and

         WHEREAS, on the Effective Date, the Company will grant warrants to purchase 125,000 shares of common stock of the Company (assuming a 33 for 1 stock split of the Company's common stock; the "Warrants") to Josephthal, Lyon & Ross Incorporated ("Josephthal") and in connection with same is granting registration rights with respect to the shares of common stock issuable upon exercise of the Warrants; and

         WHEREAS, the Stockholders and the Company desire to amend the Agreement to allow the Company to provide for certain conforming changes between Josephthal's and the Stockholders' respective registration rights;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration expressed, the Company and each of the Stockholders agree as follows:

                  A. The Agreement is hereby amended effective as of the Effective Date hereof by deleting the last sentence of Section 4(a) thereof and by substituting in lieu of said sentence the following:

                  "For purposes of this Agreement, "Restricted Period" shall mean the period beginning on the effective date of a registration statement filed by the Company either: (x) for its own account pursuant to a firm commitment underwritten public offering, (y) pursuant to a demand under Section 4(a) of the Registration Rights Agreement dated as of the date hereof among the Company, Burlington Industries, Inc. and Peter L. DeWalt, or (z) pursuant to a demand for registration in accordance with the terms of the Warrants granted by the Company to Josephthal, Lyon & Ross, Incorporated and ending on the earlier of the completion of the distribution pursuant to such registration statement or 120 days after such effective date."

                  B.   As  hereby   amended,   the  Agreement  is  ratified  and
         confirmed in all respects.

                  C. For purposes hereof, the "Effective Date" shall mean the closing date of the Company's initial public offering of common stock.




                                      -2-




         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first written.


Brunswick Technologies, Inc.

By:
   ---------------------------------

------------------------------------
 its:            ,
     ------------
 thereunto duly authorized


STOCKHOLDERS:

North Atlantic Venture Fund, Limited
Partnership
  By: North Atlantic Capital Partners,
  Limited Partnership, General Partner

      By:
         ----------------------
                          ,
         ------------------
         General Partner


Advanced Material Technologies
Venture Partners, Ltd.

By:
   -------------------------------

   -------------------------------
   its               ,
      ----------------
   thereunto duly authorized


Vetrotex CertainTeed Corporation

By:
   -------------------------------

   -------------------------------
   its              ,
      ---------------
   thereunto duly authorized



                                      -3-




JHAM Limited Partnership                     -------------------------------
                                             Martin S. Grimnes
By:
   ------------------------------
                                             -------------------------------
   -----------------,                        Donald W. Perkins, Sr.
   General Partner

                                             -------------------------------
-------------------------------              Dudley B. Follansbee
Donald D. Notman, Jr.

                                             -------------------------------
-------------------------------              Lisa Anderson-Bisson
Daniel A. Zilkha

                                             -------------------------------
-------------------------------              John V. Busch
Thomas N. Tureen

                                             -------------------------------
-------------------------------              Jurgen Kok
Marilyn Kanefield

                                             -------------------------------
-------------------------------              Herschel Sternlieb
Dodge D. Morgan